UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2021

KEZAR LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38542	47-3366145
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Shoreline Court, Suite 300 South San Francisco, California (Address of principal executive offices)		94080 (Zip Code)

Registrant's telephone number, including area code: (650) 822-5600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	KZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02.  Termination of a Material Definitive Agreement.

As previously disclosed, on November 19, 2021, Kezar Life Sciences, Inc. (the “Company”) entered into a Sales Agreement (the “Prior Sales Agreement”) with Cowen and Company, LLC (“Cowen”), with respect to an “at the market offering” program under which the Company could offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (the “Common Stock”), having aggregate gross proceeds of up to $100.0 million through Cowen as its sales agent.

On December 20, 2021, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen, with respect to a new “at the market offering” program under which the Company may offer and sell, from time to time at its sole discretion, shares of Common Stock, having aggregate gross proceeds of up to $200.0 million through Cowen as its sales agent. In connection with entry into the Sales Agreement, the Company delivered written notice to Cowen, effective as of such date, to terminate the Prior Sales Agreement pursuant to Section 11(c) thereof. The Company and Cowen agreed to terminate the Prior Sales Agreement, effective as of such date.  Following termination, the Company will not sell any additional shares of Common Stock pursuant to the Prior Sales Agreement.

A copy of the Prior Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed November 19, 2021. The description of the Prior Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Prior Sales Agreement filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed November 19, 2021.

Item 2.02. Results of Operations and Financial Condition.

Under the Prior Sales Agreement, the Company sold an aggregate of 4,051,534 shares of the Common Stock at a weighted average price of $13.06 per share for gross proceeds of approximately $52.9 million.

The information provided under this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEZAR LIFE SCIENCES, INC.

By:	/s/ Marc L. Belsky
Marc L. Belsky
Chief Financial Officer and Secretary

Dated:  December 20, 2021